Number _______                             ______________ Dollars


REGISTERED


7% Note due February 1, 2006


THE BLACK & DECKER CORPORATION (A MARYLAND CORPORATION) for value received, hereby promises to pay to ______________________________
__________________________________________ or registered assigns, the principal sum of ____________________________________ Dollars
on February 1, 2006.

     Interest Payment Dates:  February 1 and August 1

     Record Dates:  January 15 and July 15


Additional provisions are set forth on the other side.


ATTEST:             [SEAL]         THE BLACK & DECKER CORPORATION


__________________________         By:__________________________
Secretary                             President


Dated:


AUTHENTICATED:

THIS IS ONE OF THE SECURITIES
OF THE SERIES DESIGNATED HEREIN
AND REFERRED TO IN THE
WITHIN-MENTIONED INDENTURE.

SECURITY TRUST COMPANY, NATIONAL ASSOCIATION,
AS TRUSTEE


BY:______________________
   AUTHORIZED SIGNATORY
                 THE BLACK & DECKER CORPORATION


                  7% Note due February 1, 2006



      1. Interest. The Black & Decker Corporation ("Corpora-tion"), a Maryland corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above.
The Corporation will pay interest on February 1 and August 1 of each year, commencing August 1, 1994. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 25, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Corporation will pay interest on the Notes (except defaulted interest, which shall be paid as set forth below) to the persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even though Notes are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such regular record date and may either be paid to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Corporation, notice whereof shall be given to Holders of Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect the principal payment. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Notes and shall pay interest on overdue installments of interest at the same rate.

      3. Paying Agent and Registrar. Initially, Security Trust Company, National Association ("Trustee"), a national banking association, 2 North Charles Street, Baltimore, Maryland 21201, will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

      4.  Indenture.  The Corporation issued the Notes under an
Indenture dated as of March 24, 1993 ("Indenture"), between the Corporation and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
(paragraphs) 77aaa-77bbbb) ("Act") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture, all applicable supplemental indentures and the Act for a statement of those terms. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.
This Note is one of a series of the Notes designated on the face hereof, limited in aggregate principal amount to $250,000,000
(except as otherwise provided in the Indenture).

      5. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1,000 and any multiple of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes for a period of 15 days before an interest payment date.

      6. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes, and neither the Corporation, the Trustee, nor any Registrar, Paying Agent or co-registrar shall be affected by notice to the contrary.

      7. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will, unless otherwise prohibited by mandatory provisions of applicable escheat or abandoned or unclaimed property law, pay the money back to the Corporation at its request. After that, Holders entitled to unclaimed money must look only to the Corporation and not to the Trustee for payment unless an abandoned property law designates another person.

      8. Defeasance. The Indenture contains provisions for defeasance at any time of the entire principal of the Notes of any series upon compliance by the Corporation with certain conditions set forth therein.

      9. Amendment; Supplement; Waiver. Subject to certain exceptions as therein provided, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least 66-2/3% in principal amount of the Notes, and, subject to certain exceptions and limitations as provided in the Indenture, any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented, for among other reasons, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not materially adversely affect the rights of any Holder. Without the consent of any Holder, the Trustee may waive compliance with any provision of the Indenture or the Notes if the waiver does not materially adversely affect the rights of any Holder.

     10. Restrictive Covenants. The Indenture does not limit unsecured debt of the Corporation or its Subsidiaries. It does limit certain mortgages, liens and sale-leaseback transactions.
The limitations are subject to a number of important qualifications and exceptions. Once a year the Corporation must report to the Trustee on compliance with the limitations.

     11. Successors. When a successor entity assumes all the obligations of the Corporation or its successor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

     12. Defaults and Remedies. An Event of Default is: default for 30 days in payment of any interest on the Notes; default in payment of any principal on the Notes; failure by the Corporation for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; failure by the Corporation or any Subsidiary to pay when due principal of or interest on any Debt (other than Debt evidenced by Securities issued pursuant to the Indenture) having, in the aggregate a then outstanding principal amount in excess of $20,000,000 or the maturity of any Debt in such amount shall have been accelerated, or any Debt in such amount shall have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any contract evidencing, providing for the creation of or concerning such Debt; and certain events of bankruptcy or insolvency. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes and accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice does not adversely affect the interests of such Holders.

     13. Trustee Dealings with the Corporation. Security Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from and perform services for the Corporation or its affiliates, and may otherwise deal with the Corporation or its affiliates as if it were not Trustee.

     14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Notes.

     15. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Miscellaneous. This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Maryland.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Corporation will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: The Black & Decker Corporation, 701 East Joppa Road,
Towson, Maryland 21286, Attention: Secretary.


                  _____________________________



I or we assign and transfer to

      Insert social security or other identifying number of assignee
      _____________________________
     |                             |
     |                             |
     |_____________________________|


_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
    (Print or type name, address and zip code of assignee)

this Note and irrevocably appoint ___________________ agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Dated:    _______________________________________________________

Signed:   _______________________________________________________
                (Sign exactly as name appears on the other side of this Note)